                                                                    EXHIBIT 23.2


                                   WILSON,
                                    PRICE,
                                  BARRANCO &
                              BILLINGSLEY, P.C.
                              -----------------
                         Certified Public Accountants

                             Montgomery, Alabama



        We consent to the inclusion of our report dated January 31, 1994 accompanying the financial statements of Union Bank & Trust Company in the Proxy Statement/Prospectus constituting part of the Registration statement on Form S-4 of Regions Financial Corporation filed November 30, 1994 with the SEC under the Securities Act of 1933 as amended.


                                /s/ Wilson, Price, Barranco & Billingsley, P.C.
                                    -------------------------------------------
                                    Wilson, Price, Barranco & Billingsley, P.C.

November 30, 1994

Montgomery, Alabama